Exhibit 99.8

Consent of Bill M. Lamkin

I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-4 filed by Chaparral Energy, Inc. and the related prospectus and any amendments thereto.

Date: June 2, 2006	/s/ Bill M. Lamkin
Bill M. Lamkin